Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Omnia Wellness Inc. (the “Company”) on Form 10-Q for the fiscal period ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve R. Howe, Executive Chairman and Director of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Date: February 16, 2021

/s/ Steve R. Howe
Steve R. Howe
Executive Chairman and Director
(Principal Executive Officer and Principal Financial Officer)